UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  (X)
Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2)
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to ss. 260.14a(11(c) or ss. 240.14a-12

                             Sybron Chemicals Inc.
                (Name of Registrant as Specified in its Charter)

                                      N/A
    (Name of Person(s) filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) No fee required
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        N/A

    (2) Aggregate number of securities to which transaction applies:

        N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A

    (4) Proposed maximum aggregate value of transaction:

        N/A

    (5) Total fee paid:

        N/A

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                              SYBRON CHEMICALS INC.
                                 Birmingham Road
                          Birmingham, New Jersey 08011
                                 (609) 893-1100
                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1998
                         ------------------------------

     The Annual Meeting of Stockholders of Sybron Chemicals Inc. (the "Company") will be held on Friday, May 29, 1998, at 2:00 p.m. local time, at The Country House, 122 South Pemberton Road, Pemberton, New Jersey 08068, for the following purposes:

1. To elect two Class III Directors to serve until the annual meeting of Stockholders to be held in 2000 and until their successors shall be duly elected and qualified.

2. To consider and act upon the selection of Price Waterhouse LLP as the Company's independent auditors for the 1998 fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on April 22, 1998 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. This proxy is solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's Annual Report is also enclosed.

                                           By Order of the Board of Directors,


                                           /s/ Dennis J. Fiore
                                           -------------------
                                           DENNIS J. FIORE
                                              Secretary
Birmingham, New Jersey
May 1, 1998

                              SYBRON CHEMICALS INC.

                                 Birmingham Road
                          Birmingham, New Jersey 08011
                                 (609) 893-1100
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------


         The enclosed proxy is solicited by the Board of Directors of Sybron Chemicals Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, May 29, 1998, at 2:00 p.m. local time, at The Country House, 122 South Pemberton Road, Pemberton, New Jersey 08068, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to stockholders on or about May 1, 1998.

         The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the notice of the Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

         In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board of Directors in the election of two directors; "FOR" the approval of Price Waterhouse LLP as the Company's independent auditors for the 1998 fiscal year; and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.


                                QUORUM AND VOTING

         The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes that stockholders are entitled to cast in the election of a director and on the selection of Price Waterhouse LLP as the Company's independent auditors, shall constitute a quorum. Each of those matters submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

         At the close of business on April 22, l998, the record date, the Company had outstanding 5,686,827 shares of Common Stock, par value $.0l per share. On all matters voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company's Common Stock at the close of business on April 27, 1998. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                   Amount            Percent of
                                                Beneficially         Outstanding
Name and Address of Beneficial Owner               Owned              Shares
------------------------------------               -----              ------

399 Venture Partners, Inc...................    2,025,000(1)            35.6
Citibank, N.A.
Citicorp
399 Park Avenue
New York, NY  10043

T. Rowe Price Associates, Inc...............      564,000(2)             9.9
T. Rowe Price Small Cap Value
Fund, Inc.
100 East Pratt Street
Baltimore, MD  21202

Richard M. Klein............................      475,651(3)             8.3
P.O. Box 66
Birmingham, NJ  08011

Mentor Partners, L.P........................      297,400(4)             5.2
499 Park Avenue
New York, NY  10022


        (1) Based on a Schedule 13D, filed with the Securities and Exchange Commission (the "Commission") as of February 25,

         1998, which states that the address of each of 399 Venture Partners, Inc. ("399 Venture"), Citibank, N.A. ("Citibank") and Citicorp is 399 Park Avenue, New York, New York 10043; that 399 Venture is the record and beneficial owner of 2,025,000 shares of Common Stock and has sole ownership of and voting and dispositive powers over such shares; that 399 Venture is a wholly owned subsidiary of Citibank; that Citibank is a wholly owned subsidiary of Citicorp; and that Citibank and Citicorp own no shares of Common Stock directly.

         (2) Based on a Schedule 13 G/A, filed with the Commission as of February 12, 1998, jointly by T. Rowe Price Associates, Inc. ("Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Fund") which states that the address of each of Associates and Fund is 100 E. Pratt Street, Baltimore, Maryland, 21202; that Associates has sole dispositive power over 564,000 shares of Common Stock; that Fund has sole voting power over 450,000 shares of Common Stock; and that the aggregate amount of shares of Common Stock reported by Fund is also included in the aggregate amount reported by Associates.

         (3) Shares issuable pursuant to options exercisable within 60 days of April 27, 1998 are deemed to be beneficially owned; accordingly, the amount beneficially owned by Richard M. Klein includes 12,900 shares of Common Stock underlying options held by him.

         (4) Based on a Schedule 13D, filed with the Commission as of February 2, 1998, by Mentor Partners, L.P. ("Mentor") which states that the address of Mentor is 500 Park Avenue, New York, New York 10022 and that Mentor owns beneficially and has sole voting power and sole dispositive power over 297,400 shares of Common Stock.


                              MANAGEMENT OWNERSHIP

     The following table sets forth certain information regarding the Common Stock beneficially owned by the Company's Chief Executive Officer, by each director and nominee for director of the Company, by each of the Company's four other most highly compensated executive officers and by all directors and executive officers of the Company as a group, at the close of business on April 27, 1998. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                     Amount          Percent of
                                                  Beneficially       Outstanding
                                                     Owned(1)         Shares(1)
   Name of Beneficial Owner
   Richard M. Klein............................      475,651             8.4
   David I. Barton.............................        4,900              *
   Paul C. Schorr, IV..........................            0              -
   John H. Schroeder...........................       71,982             1.3
   Heinn F. Tomfohrde, III.....................        4,000              *
   Peter de Bruijn. ...........................       11,970              *
   Albert L. Eilender..........................       16,381              *
   Joe J. Belcher..............................       21,588              *
   All directors and executive officers as
     a group (11 persons)......................      628,664            10.9
------------------


*Represents less than 1% of the Company's outstanding shares of Common Stock.

     (1) Shares issuable pursuant to options exercisable within 60 days of April 27, 1998 are deemed to be beneficially owned; accordingly, the amount beneficially owned includes the following number of shares of Common Stock underlying options held by the following individuals:
          Richard M. Klein 12,900 shares, David I. Barton 2,000 shares, John H. Schroeder 11,700 shares, Heinn F. Tomfohrde, III 2,000 shares, Peter de Bruijn 9,475 shares, Albert L. Eilender 10,000 shares and Joe J. Belcher 5,675 shares; and all directors and executive officers as a group 62,775 shares.


                        BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of its Board of Directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. During the year ended December 31, 1997, the Board of Directors met five times. During 1997, each of the directors was in attendance at no less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served. The Company has the following standing committees of the Board of Directors whose present members are as identified below:

     Audit and Compensation Committee. The Audit and Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the independent auditors to be selected to audit the books of the Company and the proposed scope of the audit to be performed by such independent auditors and reviews such audit, including the opinion and any comments or recommendations of the independent auditors. The Committee also reviews with the independent auditors and with the financial management of the Company the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company and reviews the practices and procedures adopted by the Company to ensure compliance with the applicable laws and regulations. In addition, the Committee approves the compensation of the Executive Officers of the Company and serves as the Committee described in the Company's 1992 Stock Option Plan to operate and administer the Plan solely with respect to persons who are Principal Officers as defined therein. The Committee met two times during 1997. The members of the Committee are Heinn F. Tomfohrde, III (Chairman), David I. Barton and Paul C. Schorr, IV.

     Stock Option Plan Committee. The Stock Option Plan Committee serves as the Committee described in the Company's 1992 Stock Option
Plan to operate and administer the Plan solely with respect to persons who are not Principal Officers as defined therein. The
Stock Option Plan Committee did not meet during 1997. Its members are Richard M. Klein (Chairman) and John H. Schroeder.

     Executive Committee. The Executive Committee was established to perform such duties as the Board of Directors from time to time may direct. The Executive Committee did not meet during 1997.
Its members are Richard M. Klein (Chairman), Paul C. Schorr, IV and John H. Schroeder.


Compensation of Directors

     Each member of the Board of Directors who is not an employee of the Company is automatically granted options to acquire 4,000 shares of common stock on the first business day of each year at the current market price. In addition, during 1997 directors of the Company who were not employees or affiliates of Citicorp Investments Inc. were paid a standard fee of (a) $750 for each meeting of the Board of Directors that such director attends, and (b) $500 for each meeting of a committee of the Board of Directors that such Director attends. Such Directors are also entitled to reimbursement of reasonable travel expenses incurred while attending meetings of the Board of Directors or any of its committees.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information for each of the last three fiscal years concerning the cash compensation paid by the Company, as well as certain other compensation paid to or accrued for 1997, 1996 and 1995, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers:



                                  Annual Compensation                       Long Term Compensation

                         -----------------------------------------    -----------------------------------
                                                                                    Awards
                                                                                    ------

                                                                                                               All
                                                           Other                                              Other
          Name and                                         Annual     Restricted    Securities      LTIP     Compen-
          Principal               Salary       Bonus      Compensa-      Stock      Underlying      Pay-     sation
          Position        Year     ($)          ($)       tion($)     Award(s)($)     Options     outs($)    ($)(5)
          --------        ----     ---          ---       --------    -----------     -------     -------    ------

Richard M. Klein          1997    272,500    339,736(1)      --           --              --         51      36,416
President and Chief       1996    264,560    176,959(2)      --           --          25,500         --      23,931
Executive Officer         1995    256,855     49,214(3)      --           --              --         --      27,484

Albert L. Eilender        1997    204,000    181,442(1)      --           --              --         --      17,780
Executive Vice            1996    125,769     76,630(2)      --           --          25,000         --      27,373
President, Corporate      1995    Not Employed by the        --           --              --         --          --
Development                             Company

John H. Schroeder         1997    166,855    141,256(1)      --           --              --         --      18,968
Executive Vice            1996    158,795     79,037(2)      --           --          22,500         --      15,646
President,                1995    148,321     21,869(3)      --           --              --         --      18,871
Environmental
Products and Services

Peter de Bruijn           1997    125,810    101,268(1)      --           --              --         --      60,359
Managing Director-        1996    146,932     59,179(2)      --           --          18,625         --      48,362
Europe Division           1995    136,985     32,393(3)      --           --           3,375         --      40,122

Joe J. Belcher            1997     82,000     98,000(4)      --           --              --         --      13,484
Vice President,           1996     80,272     95,032(4)      --           --          13,625         --      15,987
Textile Chemicals-        1995     78,229     97,712(4)      --           --              --         --      11,188
North America

-------------------

(1) Consists of bonuses earned during 1997 and paid in 1998 pursuant to the Company's Executive Bonus Plan (the "Bonus Plan"). These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 6,856 shares of Common Stock and $108,346 cash, Albert L. Eilender 3,758 shares of Common Stock and $54,609 cash, John H. Schroeder 2,639 shares of Common Stock and $52,190 cash and Peter de Bruijn 708 shares of Common Stock and $77,373 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $33.75. For a description of the determination of the number of shares issued see: "Report of the Audit and Compensation Committee on Executive Compensation".

(2) Consists of bonuses earned during 1996 and paid in 1997 pursuant to the Company's Executive Bonus Plan (the "Bonus Plan"). These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 4,276 shares of Common Stock and $103,198 cash, Albert L. Eilender 2,432 shares of Common Stock and $34,678 cash, John H. Schroeder 1,381 shares of Common Stock and $55,215 cash and Peter de Bruijn 635 shares of Common Stock and $48,225 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $17.25. For a description of the determination of the number of shares issued see: "Report of the Audit and Compensation Committee on Executive Compensation".

(3) Consists of bonuses earned during 1995 and paid in 1996 pursuant to the Bonus Plan. These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 4,279 shares of Common Stock and $5 cash, John H. Schroeder 1,416 shares of Common Stock and $5,585 cash, and Peter de Bruijn 436 shares of Common Stock and $27,379 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $11.50.

(4) Mr. Belcher does not participate in the Bonus Plan. Instead, he receives an alternative compensation arrangement based on adjusted variable profits for certain segments of the America textile chemical business.

(5) Includes (with respect to amounts applicable to 1997) contributions by the Company to the named executives' pension and 401(k) plans ("PLANS"), as well as car allowances ("AUTO"), life insurance premiums ("LIFE"), supplemental executive retirement plan contributions ("SERP") and income tax preparation ("TAX") paid by the Company for the benefit of the named executives: Richard
    M. Klein $13,821 (PLANS), $2,685 (AUTO), $171 (LIFE), $18,989 (SERP), $750
    (TAX); Albert L. Eilender $7,968 (PLANS), $4,440 (AUTO), $547 (LIFE), $4,825
    (SERP); John H. Schroeder $9,581 (PLANS), $5,218 (AUTO), $547 (LIFE), $3,622
    (SERP); Peter de Bruijn $40,290 (PLANS), $20,069 (AUTO); and Joe J. Belcher $9,478 (PLANS), $2,595 (AUTO), $547 (LIFE), $864 (SERP).


Stock Option Grants in Last Fiscal Year

     No stock options were granted to the Chief Executive Officer and the four most highly compensated other executive officers of the Company during 1997. The Company did not grant any stock appreciation rights ("SARs") during 1997.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-
End Option Values

     None of the Company's executive officers exercised any of their stock options during 1997. The Company does not have any outstanding SARs.


                           Number of Securities         Value of Unexercised
                          Underlying Unexercised        In-the-Money Options
                           Options at FY-End(#)          at Fiscal Year-End
            Name        Exercisable Unexercisable     Exercisable Unexercisable
            ----        ----------- -------------     ----------- -------------

Richard M. Klein           7,800      22,200           $144,075     $443,550

Albert L. Eilender         5,000      20,000            100,000      400,000

John H. Schroeder          7,200      19,800            132,075      395,550

Peter de Bruijn            5,075      16,925            100,500      341,250

Joe J. Belcher             2,950      11,050             58,506      222,963



Compensation Committee Interlocks and Insider Participation

     NONE


Pension Plans

     None of the Company's executive officers are eligible participants in defined benefit or actuarial plans sponsored by the Company. However, Peter de Bruijn, a resident of the Netherlands, participates in a national pension plan sponsored by the Dutch government.


Report of the Audit and Compensation Committee on Executive
Compensation.

     The compensation policies adopted by the Audit and Compensation Committee (the "Committee") are designed to attract and retain executives capable of leading the Company to meet its business objectives, and to motivate the Company's executives to enhance long term shareholder value.

     The objectives of the Company's compensation program are to:

     -attract, retain and motivate key executive talent; and

     -provide rewards that are closely linked to Company performance; and

     -align the interests of the Company's key employees with those of its stockholders through potential stock ownership.

     The Committee applies these objectives to executive officers and key employees through the availability of performance based cash and stock incentive opportunities and stock option grants.

     Executive officer compensation programs have short-term and longer term components. Short-term components include base salary and annual bonus under the stockholder approved Executive Bonus Plan. The longer term component consists of stock option awards under the 1992 Stock Option Plan and the stock award feature of the annual bonus plan as described below.

Salaries
--------

     The Committee sets salaries for the Company's executive officers based upon the Committee's assessment of the performance of each officer and the Committee's understanding of executive compensation practices at similar specialty chemical companies. The Committee uses industry comparative compensation information as a general reference, however, rather than as a basis for setting specific salary amounts.

Bonuses
-------

     Bonus awards for executive officers, which constitute a significant portion of an executive's overall compensation, are determined in accordance with the Company's Bonus Plan which provides for awards to executives based on meeting operating profit growth targets.

     Under the Bonus Plan, the bonus payable to certain executive officers for any given year is based on the operating profit for that year versus targets related to growth over the preceding year's operating profit as well as overall growth of 12% per year in operating profit.

     The basic bonus formula in the Bonus Plan provides for payments ranging from 0% to 78% of the executive's base salary, depending on the executive's salary grade level and on the level of operating profit attained in relation to the targets, subject to certain adjustments based on the Company's cash flow performance. In addition, executive officers may be entitled to a supplemental bonus if operating profit exceeds the maximum target level.

     Dr. Klein and Messrs. Eilender and Schroeder received 1997 bonuses based on the executive officer basic bonus provisions of the Bonus plan. Each received the same percentage payout relative to their grade level, in accordance with the formula. Mr. de Bruijn received his bonus based on the Executive Basic Bonus provisions of the Bonus Plan. Dr. Klein and Messrs. de Bruijn, Eilender and Schroeder were also awarded supplemental bonuses that will be paid in March 1999 provided that the Company attains certain performance targets during 1998. Mr. Belcher does not participate in the Executive Bonus Plan. Mr. Belcher receives an alternative compensation arrangement based on adjusted variable profits for certain segments of the America textile chemical business.

     Executive officers received 100% of their 1997 Projected Target bonus in Company Common Stock, with the balance paid in cash, in accordance with the terms of the Bonus Plan. The number of shares of Common Stock was based on each executive officer's 1997 Projected Target (as defined in the Bonus Plan), at a pre-established historical price. This price was $15.50 for Dr. Klein and Messrs. de Bruijn and Schroeder, and $14.25 for Mr. Eilender. The actual amount of each executive officer's stock bonus for 1997 is based on the February 28, 1998 trading price of $33.75 per share, which was 117.7% higher than the $15.50 price noted above, and 136.8% higher than the $14.25 price noted above, and is used to calculate the number of shares payable under the Bonus Plan.

     In 1997 Mr. de Bruijn's salary and grade level was raised in recognition of the performance and growth of the Europe Textile business. Dr. Klein and Messrs. Belcher, Eilender and Schroeder all received merit increases in base salary on their salary review date.

                        AUDIT AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                        Heinn F. Tomfohrde, III (Chairman)
                        David I. Barton
                        Paul C. Schorr, IV


Employment Agreements, Termination of Employment and Change-in-
Control Arrangements

     Dr. Klein (President and Chief Executive Officer) is employed pursuant to an employment agreement dated June 2, 1995 with the Company (the "Agreement"). The Agreement provides for an initial term of employment, which expired on December 31, 1996, and for successive one year renewal periods subject to termination as provided therein. The Agreement calls for compensation, benefits and stock options to be paid to Dr. Klein as determined by the Audit and Compensation Committee of the Company's Board of Directors.

     The Agreement also provides that, in the event of a Change in Control (as defined in the Agreement), Dr. Klein shall be entitled to a severance payment equal to three times his annual base salary as then in effect, plus three times the average incentive compensation awarded to Dr. Klein during the preceding calendar years, plus one-half of Dr. Klein's base salary as then in effect in lieu of further benefits and perquisites being provided by the Company to Dr. Klein. In addition, Dr. Klein has the right to surrender to the Company for cancellation all or any part of his options to purchase Common Stock of the Company in exchange for an amount equal to the difference between the option prices for the shares surrendered and the